Exhibit 99

News Release

Date: January 30, 2006	Phone Number: 805/473-6803
Contact: James G. Stathos	NASDAQ Symbol: MDST
Title: Executive Vice President and Chief Financial Officer	Web site: www.midstatebank.com

The financial information presented in this news release represents preliminary financial results.

Mid-State Bancshares Reports 9.5% Earnings per Share Increase for 2005

ARROYO GRANDE, CA - Mid-State Bancshares (the Company) [NASDAQ: MDST], the holding company for Mid-State Bank & Trust (the Bank), reported diluted earnings of $1.61 per share for 2005, a 9.5% increase over the $1.47 earned in 2004.  Net income was $37.5 million in 2005 compared to $35.1 million in the prior year, a 6.8% gain.  The larger percentage gain in earnings per share reflected the Company’s continuing stock repurchase program and the lower number of shares outstanding.  Additionally, results for 2004 were bolstered by a benefit to the provision for loan losses of $2.7 million pre-tax and a $1.1 million pre-tax non-recurring gain on the sale of other real estate owned.  After-tax, these non-recurring benefits contributed $2.2 million to earnings in 2004, or approximately $0.09 per share.

For the three months ended December 31, 2005, diluted earnings were $0.41 per share on net income of $9.4 million compared to $0.40 per share on the same level of net income in the 2004 period.  Similar to the impact for the full year, the Company’s ongoing stock repurchase program resulted in fewer shares in the fourth quarter of 2005 compared to the same quarter of 2004, thus resulting in the increase in earnings per share.

“The Company posted improvements to various key ratios in 2005,” said James G. Stathos, executive vice president and chief financial officer.  “Return on assets and return on equity were 1.58% and 13.56%, respectively, in 2005 compared to 1.55% and 12.67% last year.”  Similarly, the Company’s net interest margin was 5.32% (5.74% on a taxable equivalent basis) in 2005 up from the prior year’s level of 4.95% (5.36% on a taxable equivalent basis).  The Company also enjoyed an improvement in its net interest margin in the fourth quarter of 2005 to 5.47% (5.88% on a taxable equivalent basis) up from 5.01% (5.42% taxable equivalent) in the like quarter of 2004.  Moreover, the net interest margin for the fourth quarter was also up 25 basis points from the third quarter 2005 level after declining 15 basis points during the third quarter from the second.  The recent increases in the Prime Rate, to which many of the Company’s loans are tied, have more than offset increased pricing competition for loans and increasing deposit costs.

“We are excited about Mid-State’s prospects in 2006 and beyond,” said James W. Lokey, president and chief executive officer.  “We have streamlined some of our credit processes without sacrificing overall credit quality.  We are expanding into the Westlake Village market in Ventura County early in 2006 where we believe new business opportunities are significant.  And the continuing market share gains made by our now profitable trust department bode well for the Bank in the future.”

Non-performing asset levels were down to $2.5 million at December 31, 2005 compared to $10.7 million at December 31, 2004.  These levels represented 0.1% and 0.5% of total assets, respectively.  Specific reserves have been established for potential losses inherent in all of its impaired loans and Management believes the balance is adequate at the present time.  Moreover, there are reserves available to absorb other losses which are inherent in the portfolio as of December 31, 2005.  The ratio of the Company’s allowances for losses to non-performing loans was 555% compared to 146% one year earlier.  The Company’s allowances for losses to loans was 0.9% of total gross loans at year-end, compared to 1.1% one year earlier.

Total assets of the Company increased 4.2% to $2.39 billion at quarter-end, up from $2.30 billion one year earlier.  Deposits increased 3.8% to $2.07 billion at year-end, up from $1.99 billion one year earlier.  Demand deposits increased to $567.8 million, up from $517.1 million one year earlier.  Time deposits increased to $434.3 million from $394.3 million.  Other interest bearing deposit categories including NOW, money market and savings were virtually unchanged at year-end compared to the year earlier period.

The loan portfolio was over $1.52 billion at December 31, 2005, compared to $1.43 billion one year ago.  The Company saw growth in its loan portfolio in both the residential and non-residential real estate sectors.  Real estate secured loans, excluding construction and land development loans and home equity credit lines, total approximately $813 million or 54% of the loan portfolio.  Management believes that with the expected slow down in real estate, increased competition, and pricing pressure becoming more intense, the growth rates enjoyed in this sector of the loan portfolio are likely to slow.  Therefore, additional emphasis in 2006 is being placed on growing the Company’s commercial industrial loan segment.

Both non-interest income and expense have declined in 2005 compared to the 2004 periods as a result of Management’s decision to outsource its merchant credit card processing activity.  The decline in non-interest income for the year also reflected a non-recurring gain on the sale of Other Real Estate Owned of $1.1 million realized in June of 2004.  The net effect of outsourcing the merchant processing activity was relatively neutral to the Company’s bottom line with the Company now receiving a payment for a percentage of the net profit associated with the activity (non-interest expense is approximately $4.5 million lower in 2005 because of this change).  Outsourcing this function provides more competitive pricing and products for our customers, while at the same time allowing the Company to reduce costs.

Those adjustments, along with the increased net interest margin, positively affected the Company’s efficiency ratio which was 57.9% for 2005 compared to 61.3% in 2004.  Staff expense, which had declined from $11.0 million in the first quarter of 2005 to $10.7 million in the second quarter of the year, increased to $11.1 million in the third quarter and $11.9 million in the fourth quarter.  Part of the increase relates to increases in the necessary accruals for incentive payouts as a result of the Company’s performance (approximately $400,000 in the fourth quarter compared to prior quarters).  Additionally, the increase relates to filling a number of open positions throughout the Bank and the Bank’s efforts to prepare for its expansion efforts.  These efforts include a new branch and commercial lending office expected to open in the Westlake Village area in the spring of 2006.

On June 15, 2005 the Board authorized the repurchase of up to five percent of its outstanding shares, or up to 1,141,373 additional shares of the Company’s common stock.  This authorization does not have an expiration date.  The Company repurchased 121,863 shares in the fourth quarter of 2005 at an average price of $27.49 per share.  For all of 2005, the Company repurchased 845,055 shares at an average price of $27.29 per share.  All of these shares were purchased at current market prices on the date of transaction.  As of December 31, 2005, the Company is continuing the program and can repurchase up to 816,675 additional shares under the June 2005 authorization.  For the three months and year ended December 31, 2004, 285,048 and 658,867 shares were repurchased, respectively, at an average price of $27.47 and $25.26, respectively.

In other matters concerning capital, the Board of Directors approved a quarterly cash dividend of $0.18 per share in the fourth quarter of 2005 compared to $0.16 per share in the like 2004 period.  For the full year, this brought the dividends declared to $0.66 in 2005 up from $0.58 declared in the prior year.

Mid-State Bancshares is a $2.39 billion holding company for Mid-State Bank & Trust, an independent, community bank serving California’s San Luis Obispo, Santa Barbara, and Ventura Counties.  Since opening its doors in 1961, the Bank has grown to 40 offices serving more than 100,000 households.

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act.  All of the statements contained in the Press Release, other than statements of historical fact, should be considered forward-looking statements, including, but not limited to, those concerning (i) the Company’s strategies, objectives and plans for expansion of its operations, products and services, and growth of its portfolio of loans, investments and deposits, (ii) the Company’s beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of its operation and interest rates, (iii) the Company’s beliefs as to the adequacy of its existing and anticipated allowances for loan and real estate losses, (iv) the Company’s beliefs and expectations concerning future operating results, (v) the growth of its loan portfolio and its net interest margin and (vi) the strength of the economy in its service area.  Although the Company believes the expectations reflected in those forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct.  All subsequent written and oral forward-looking statements by or attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this qualification.  Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not intended to give any assurance as to future results.  The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Please See Pertinent Financial Data Attached.

###

Consolidated Financial Data - Mid-State Bancshares

(Unaudited)

	Quarter Ended		Year-to-Date
(In thousands)	Dec. 31, 2005	Dec. 31, 2004	Dec. 31, 2005	Dec. 31, 2004

Interest Income (not taxable equivalent)	$34,267	$28,843	$128,326	$109,936
Interest Expense	4,772	2,301	15,503	8,450
Net Interest Income	29,495	26,542	112,823	101,486
(Benefit)/Provision for Loan Losses	—	—	—	(2,700)
Net Interest Income after provision for loan losses	29,495	26,542	112,823	104,186
Non-interest income	5,397	5,604	21,441	27,764
Non-interest expense	20,655	18,458	77,674	79,294
Income before income taxes	14,237	13,688	56,590	52,656
Provision for income taxes	4,840	4,290	19,099	17,547
Net Income	$9,397	$9,398	$37,491	$35,109

(In thousands, except per share data)	Quarter Ended		Year-to-Date
	Dec. 31, 2005	Dec. 31, 2004	Dec. 31, 2005	Dec. 31, 2004
Per share:
Net Income - basic	$0.42	$0.41	$1.65	$1.50
Net Income - diluted	$0.41	$0.40	$1.61	$1.47
Weighted average shares used in Basic E.P.S. calculation	22,546	23,201	22,788	23,422
Weighted average shares used in Diluted E.P.S. calculation	23,038	23,741	23,300	23,897
Cash dividends	$0.18	$0.16	$0.66	$0.58
Book value at period-end			$12.10	$11.89
Tangible book value at period end			$9.69	$9.48
Ending Shares			22,520	23,099

Financial Ratios
Return on assets	1.54%	1.60%	1.58%	1.55%
Return on tangible assets	1.58%	1.64%	1.62%	1.59%
Return on equity	13.41%	13.40%	13.56%	12.67%
Return on tangible equity	16.67%	16.75%	16.92%	15.90%
Net interest margin (not taxable equivalent)	5.47%	5.01%	5.32%	4.95%
Net interest margin (taxable equivalent yield)	5.88%	5.42%	5.74%	5.36%
Net loan (recoveries) losses to avg. loans	(0.10)%	0.03%	0.13%	(0.03)%
Efficiency ratio	59.2%	57.4%	57.9%	61.3%

Period Averages
Total Assets	$2,421,219	$2,330,364	$2,367,764	$2,269,873
Total Tangible Assets	2,366,807	2,274,646	2,312,889	2,213,639
Total Loans (includes loans held for sale)	1,478,550	1,403,478	1,472,885	1,310,842
Total Earning Assets	2,138,788	2,107,007	2,120,123	2,050,218
Total Deposits	2,099,061	2,026,945	2,049,280	1,970,248
Common Equity	278,092	278,924	276,412	277,054
Common Tangible Equity	223,679	223,206	221,537	220,820

Balance Sheet - At Period-End
Cash and due from banks			$109,791	$112,669
Investments and Fed Funds Sold			619,332	650,817
Loans held for sale			10,176	12,988
Loans, net of deferred fees, before allowance for loan losses			1,519,014	1,421,894
Allowance for Loan Losses			(11,896)	(13,799)
Goodwill and other intangibles (excl OMSR’s)			54,323	55,572
Other assets (incl OMSR’s)			90,759	55,946
Total Assets			$2,391,499	$2,296,087

Non-interest bearing deposits			$567,782	$517,139
Interest bearing deposits			1,501,824	1,477,406
Other borrowings			25,903	6,582
Allowance for losses - unfunded commitments			1,761	1,783
Other liabilities			21,667	18,550
Shareholders’ equity			272,562	274,627
Total Liabilities and Shareholders’ Equity			$2,391,499	$2,296,087

Asset Quality & Capital - At Period-End
Non-accrual loans			$2,463	$10,700
Loans past due 90 days or more			—	—
Other real estate owned			—	—
Total non performing assets			$2,463	$10,700

Allowance for losses to loans, gross (1)			0.9%	1.1%
Non-accrual loans to total loans, gross			0.2%	0.8%
Non performing assets to total assets			0.1%	0.5%
Allowance for losses to non performing loans (1)			554.5%	145.6%

Equity to average assets (leverage ratio)			9.2%	9.3%
Tier One capital to risk-adjusted assets			11.6%	12.1%
Total capital to risk-adjusted assets			12.3%	13.0%

(1) Includes allowance for loan losses and allowance for losses - unfunded commitments

Consolidated Financial Data - Mid-State Bancshares

(Unaudited)

	Quarter Ended
(In thousands, except per share data)	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005	Mar. 31, 2005	Dec. 31, 2004

Interest Income (not taxable equivalent)	$34,267	$32,923	$31,654	$29,482	$28,843
Interest Expense	4,772	4,324	3,694	2,713	2,301
Net Interest Income	29,495	28,599	27,960	26,769	26,542
(Benefit)/Provision for Loan Losses	—	—	—	—	—
Net Interest Income after provision for loan losses	29,495	28,599	27,960	26,769	26,542
Non-interest income	5,397	5,271	5,378	5,395	5,604
Non-interest expense	20,655	19,473	19,211	18,335	18,458
Income before income taxes	14,237	14,397	14,127	13,829	13,688
Provision for income taxes	4,840	4,905	4,615	4,739	4,290
Net Income	$9,397	$9,492	$9,512	$9,090	$9,398

Per share:
Net Income - basic	$0.42	$0.42	$0.42	$0.39	$0.41
Net Income - diluted	$0.41	$0.41	$0.41	$0.39	$0.40
Weighted average shares used in Basic E.P.S. calculation	22,546	22,709	22,884	23,019	23,201
Weighted average shares used in Diluted E.P.S. calculation	23,038	23,231	23,381	23,557	23,741
Cash dividends	$0.18	$0.16	$0.16	$0.16	$0.16
Book value at period-end	$12.10	$12.01	$12.04	$11.78	$11.89
Tangible book value at period end	$9.69	$9.60	$9.63	$9.38	$9.48
Ending Shares	22,520	22,623	22,810	22,949	23,099

Financial Ratios
Return on assets	1.54%	1.57%	1.63%	1.60%	1.60%
Return on tangible assets	1.58%	1.60%	1.67%	1.64%	1.64%
Return on equity	13.41%	13.65%	13.87%	13.33%	13.40%
Return on tangible equity	16.67%	17.03%	17.34%	16.66%	16.75%
Net interest margin (not taxable equivalent)	5.47%	5.22%	5.37%	5.22%	5.01%
Net interest margin (taxable equivalent yield)	5.88%	5.63%	5.79%	5.65%	5.42%
Net loan losses (recoveries) to average loans	(0.10)%	0.49%	0.06%	0.05%	0.03%
Efficiency ratio	59.2%	57.5%	57.6%	57.0%	57.4%

Period Averages
Total Assets	$2,421,219	$2,401,998	$2,339,887	$2,306,314	$2,330,364
Total Tangible Assets	2,366,807	2,347,308	2,284,853	2,250,937	2,274,646
Total Loans (includes loans held for sale)	1,478,550	1,517,357	1,460,506	1,434,150	1,403,478
Total Earning Assets	2,138,788	2,172,310	2,088,566	2,079,604	2,107,007
Total Deposits	2,099,061	2,082,464	2,022,691	1,991,356	2,026,945
Common Equity	278,092	275,854	275,100	276,592	278,924
Common Tangible Equity	223,679	221,164	220,067	221,215	223,206

Balance Sheet - At Period-End
Cash and due from banks	$109,791	$130,602	$116,891	$127,861	$112,669
Investments and Fed Funds Sold	619,332	649,815	606,462	628,634	650,817
Loans held for sale	10,176	10,391	10,871	9,927	12,988
Loans, net of deferred fees, before allowance for loan losses	1,519,014	1,497,704	1,490,366	1,456,091	1,421,894
Allowance for Loan Losses	(11,896)	(11,532)	(13,403)	(13,630)	(13,799)
Goodwill and other intangibles (excl OMSR’s)	54,323	54,541	54,885	55,228	55,572
Other assets (incl OMSR’s)	90,759	90,852	85,024	58,070	55,946
Total Assets	$2,391,499	$2,422,373	$2,351,096	$2,322,181	$2,296,087

Non-interest bearing deposits	$567,782	$589,601	$561,435	$526,597	$517,139
Interest bearing deposits	1,501,824	1,516,361	1,464,293	1,478,735	1,477,406
Other borrowings	25,903	23,680	25,331	23,621	6,582
Allowance for losses - unfunded commitments	1,761	1,839	1,759	1,624	1,783
Other liabilities	21,667	19,206	23,623	21,228	18,550
Shareholders’ equity	272,562	271,686	274,655	270,376	274,627
Total Liabilities and Shareholders’ equity	$2,391,499	$2,422,373	$2,351,096	$2,322,181	$2,296,087

Asset Quality & Capital - At Period-End
Non-accrual loans	$2,463	$8,323	$5,152	$5,828	$10,700
Loans past due 90 days or more	—	—	—	—	—
Other real estate owned	—	—	—	—	—
Total non performing assets	$2,463	$8,323	$5,152	$5,828	$10,700

Allowance for losses to loans, gross (1)	0.9%	0.9%	1.0%	1.0%	1.1%
Non-accrual loans to total loans, gross	0.2%	0.6%	0.3%	0.4%	0.8%
Non performing assets to total assets	0.1%	0.3%	0.2%	0.3%	0.5%
Allowance for losses to non performing loans (1)	554.5%	160.7%	294.3%	261.7%	145.6%

Equity to average assets (leverage ratio)	9.2%	9.2%	9.4%	9.5%	9.3%
Tier One capital to risk-adjusted assets	11.6%	11.5%	11.6%	11.9%	12.1%
Total capital to risk-adjusted assets	12.3%	12.2%	12.5%	12.8%	13.0%

(1) Includes allowance for loan losses and allowance for losses - unfunded commitments